Exhibit 99.1
Final Transcript
Conference Call Transcript
DWSN — Q2 2009 Dawson Geophysical Earnings Conference Call
Event Date/Time: May. 07. 2009 / 10:00AM ET

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Final Transcript
May. 07. 2009 / 10:00AM ET, DWSN — Q2 2009 Dawson Geophysical Earnings Conference Call
CORPORATE PARTICIPANTS
Steve Jumper
Dawson Geophysical — President & CEO
Christina Hagan
Dawson Geophysical — EVP & CFO
Decker Dawson
Dawson Geophysical — Chairman & Founder
CONFERENCE CALL PARTICIPANTS
Marshall Adkins
Raymond James — Analyst
Pierre Conner
Capital One — Analyst
Veny Aleksandrov
Pritchard Capital — Analyst
PRESENTATION

Operator
Good morning. My name is Jessica, and I will be your conference operator today. At this time I would like to welcome everyone to the Dawson Geophysical second-quarter 2009 conference call. (Operator Instructions). Thank you. Mr. Jumper, please go ahead, sir.

Steve Jumper — Dawson Geophysical — President & CEO
Thank you, Jessica. Good morning and welcome to Dawson Geophysical Company’s second-quarter 2009 earnings and operations conference call. As the operator said, my name is Steve Jumper, President and Chief Executive Officer of the Company. Joining me on the call are Christina Hagan, Executive Vice President and Chief Financial Officer, and Decker Dawson, Chairman and Founder of the Company.
As in the past, our call will be presented in three segments. Following these opening remarks, Chris will discuss our financial results. I will then return for an operations update and then open the call for questions. The call is scheduled for 30 minutes, and we will not provide any guidance.
At this point I will turn control of the call over to Chris Hagan, our CFO.

Christina Hagan — Dawson Geophysical — EVP & CFO
Thank you, Steve. First, I will share our Safe Harbor provisions. In accordance with the Safe Harbor provision of the Private Securities Litigation Reform Act of 1995, Dawson Geophysical Company cautions that statements made today in this conference call which are forward-looking and which provide other than historical information, involve risks and uncertainties that may certainly affect the Company’s actual results of operations. These risks include but are not limited to the volatility of oil and natural gas prices, disruptions in the global economy, dependence upon energy industry spending, limited number of customers, credit risk related to our customers, cancellations of service contracts, high fixed costs of operations, weather interruptions, inability to obtain land access rights of way, industry competition, the availability of capital resources and operational disruptions. A discussion of these and other factors, including risks and uncertainties, is set forth in the Company’s 10-K for the fiscal year ending September 30, 2008. Dawson Geophysical Company disclaims any intention or obligation to revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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Final Transcript
May. 07. 2009 / 10:00AM ET, DWSN — Q2 2009 Dawson Geophysical Earnings Conference Call
During this conference call, Dawson will make reference to EBITDA, which is a non-GAAP financial measure. As a reconciliation of this non-GAAP measure to the applicable GAAP measure can be found in our current earnings release, a copy of which is located on our website, www.dawson3d.com.
Now for a recap of our earnings release. Today we reported revenues of $64,625,000 for the quarter ending March 31, 2009, our second quarter of fiscal 2009, as compared to $78,363,000 for the same quarter in fiscal 2008. The decrease in revenues during the quarter was primarily the result of a previously announced reduction in active crew count of four crews during the second quarter of 2009, along with lower utilization of remaining crews. A further reduction of up to two crews in the third quarter of fiscal 2009 is possible.
Net income for the second quarter of fiscal 2009 was $6,170,000 compared to $8,292,000 in the same quarter of fiscal 2008. Earnings per share for the second quarter of fiscal 2009 were $0.79 per share compared to $1.08 per share in the same quarter of fiscal 2008. EBITDA for the second quarter of fiscal 2009 was $16,814,000 compared to $19,228,000 in the same quarter of fiscal 2008. Included in the second-quarter result is a 12% increase in depreciation charges from the prior year, reflecting the Company’s significant capital investment during fiscal 2008.
For the six months ended March 31, 2009, revenues were $144,841,000 compared to $155,962,000 for the same period in 2008. Net income for the first six months of fiscal 2009 decreased 13% to $13,904,000 compared to $15,996,000 for the first six months of fiscal 2008. Earnings per share for the first six months of fiscal 2009 were $1.78 as compared to $2.09 for the first six months of fiscal 2008. EBITDA was $35,976,000 in the first six months of fiscal 2009 versus $37,198,000 during the same period of fiscal 2008, a decrease of 3%.
Steve?

Steve Jumper — Dawson Geophysical — President & CEO
Well, thank you, Chris. While the global economic slowdown and reduction in commodity prices has reduced demand for our services, we remain pleased with our accomplishments. Our ability to deliver high-resolution subsurface images and value for our clients has not diminished. Our partnership and commitment toward helping E&P companies identify reservoirs conducive to hydrocarbon accumulation and limit dry hole risk is as strong as ever, and our dedication to our shareholders is always a top priority.
As we work our way through the spring and enter the summer months, there is no denying that times may remain challenging. On top of several large projects that had been canceled or reduced in size since the beginning of 2009 and a reduction of four crews that we’ve previously announced, we are anticipating the reduction of two additional crews in the third fiscal quarter of this year. While a reduction in crew count is not ideal, it does allow us to align our services with demand decisions being driven by our exploration and production company clients and help us to maintain our solid financial structure. The reduction positions the Company to quickly respond once increased demand by exploration and production companies returns.
Equipment from the discontinued crews will be redeployed to existing data acquisition crews, and we will retain the most skilled and adept crew employees. The redeployment of equipment onto other existing crews we believe will give us a competitive advantage in channel count per crew by allowing for increased productivity and crew efficiencies. In today’s cost-sensitive environment, we believe this will allow us to continue to provide added value to our clients by providing cost effective, high-resolution subsurface images in a shorter cycle time.
In light of the reduced demand, we lowered our capital expenditures during the first six months of fiscal 2009 to $4,242,000. We will continue to monitor and potentially limit our capital expenditures in the near-term toward necessary maintenance requirements.
It is important to note that the deployment of capital in previous years, specifically capital that was invested in increased channel count, technology enhancements and other value-driven endeavors geared toward increased subsurface resolution to account for any near-term reduction in capital expenditures and continue to provide us with a competitive advantage in today’s market place. The board of directors had originally approved a capital budget for fiscal 2009 of $20 million.
There have been many up-and-down cycles in our 57-year history, which gives us experience and insight required to respond to this downcycle proactively without sacrificing service, quality or safety. The need for exploration and production companies even with reduced capital budgets to diminish dry hole risk and minimize binding and development costs are always key operating priorities that will be more important than ever in today’s environment. And while today’s environment is difficult and there are uncertainties both in our industry and the other sectors of the economy, we at Dawson Geophysical are not without optimism. We just delivered our 22nd consecutive quarter of profitability. We have a strong balance sheet and financial structure. We have and will stay committed to our business strategies. We retain and employ the best people in the

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Final Transcript
May. 07. 2009 / 10:00AM ET, DWSN — Q2 2009 Dawson Geophysical Earnings Conference Call
industry. We operate with a conservative financial structure as evidenced by our debt-free balance sheet. We provide a wide range of services necessary to compete at the highest level. We stay focused on our core business, helping our clients find oil and natural gas in the lower 48. We operate the most technologically advanced equipment and processes available to the industry, and we supply our services in response to our clients’ demands and needs while maintaining strong relationships with operators of all sizes. We believe that challenging times bring new opportunities, and as in past downcycles, we remain focused on maintaining financial strength and building capabilities for delivering value for our clients. The strength of our balance sheet, lack of long-term debt and our more than $76 million of working capital and available revolving line of credit provides us with the financial strength required to endure this period and capture future opportunities. Our ability to help companies reduce dry hole risk and lower finding and development costs allows us to further leverage our skill sets and assist our clients even during these difficult times.
And with that, operator, I believe we are ready to open the call up for questions.
QUESTION AND ANSWER

Operator
(Operator Instructions). Marshall Adkins, Raymond James.

Marshall Adkins — Raymond James — Analyst
Good morning, Steve.

Steve Jumper — Dawson Geophysical — President & CEO
Marshall, how are you?

Marshall Adkins — Raymond James — Analyst
Great. It did not sound like you read that comment.

Steve Jumper — Dawson Geophysical — President & CEO
I do not read well in public.

Marshall Adkins — Raymond James — Analyst
The margins were outstanding this quarter. Walk me through what happened there. I mean obviously you are laying down crews, but was it a mix of day rate versus turnkey, was it weather, was it the fact that your crew sizes are getting bigger? Kind of what drove the higher margins, and what kind of — what should we expect going forward on the margin side?

Steve Jumper — Dawson Geophysical — President & CEO
The largest factor to the margins I would guess or would say, Marshall, is the reimbursable item that we’ve talked about many, many times. It is on the lower end of the range that we’ve talked about in the past of being anywhere from 25% to 35% of the overall revenue stream. So reimbursables are still relatively high, but they are at the lower end of that range.

Marshall Adkins — Raymond James — Analyst
So the mix of reimbursables was a little bit lower?

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Final Transcript
May. 07. 2009 / 10:00AM ET, DWSN — Q2 2009 Dawson Geophysical Earnings Conference Call

Steve Jumper — Dawson Geophysical — President & CEO
The mix of reimbursables is a little bit lower than it has been in prior quarters, particularly in the last couple of years. But we have been very effective at reducing our cost structure. We have had some reductions obviously in crew count and personnel count. Fuel cost is certainly down where it was a year ago, and that is a big impact, particularly when you’re in these large vibrator jobs that we seem to be working on here lately.
I think our crews are being more efficient. I think they are doing a good job. Most of what we are doing these days is geared more toward the turnkey type contract. We talked about that last quarter. I think we are seeing a shift more towards turnkey, which is going to bring with it a higher margin potential but greater risk.
Now having said that, I will tell you that the market is very, very competitive out there, and where pricing is going to lead in the future I think at this point is anybody’s guess. And so, I think margins looking forward are still up in the air a little bit.

Marshall Adkins — Raymond James — Analyst
Okay. You’ve mentioned in the commentary that you’re going from 16 crews to 12 —

Steve Jumper — Dawson Geophysical — President & CEO
We went from 16 to 12 in the second —

Marshall Adkins — Raymond James — Analyst
And now you’re going down to 10, right?

Steve Jumper — Dawson Geophysical — President & CEO
Yes.

Marshall Adkins — Raymond James — Analyst
And should we just kind of flow that through evenly for the quarter, or was it 12 at the beginning of the quarter, and it is 10 at the beginning of the second quarter? How should we think about it in terms of when those reductions occur or occurred?

Steve Jumper — Dawson Geophysical — President & CEO
We still have 12 crews ready to go now. We are in the process of bringing a couple of them down over the very near term here. So...

Marshall Adkins — Raymond James — Analyst
More of a quarter ending kind of number then?

Steve Jumper — Dawson Geophysical — President & CEO
Yes, I would think it is probably a mid-quarter issue. But I would caution you that we’ve talked in the past about there being two types of backlog or demand. There is long-term and short-term demand, and going back into last year, when we made the decision to increase crew count of any type whether it be large crews or small crews, we had long-term visibility that is certainly something that we look at very closely. But we had the ability to keep 14, 15, 16 crews working on a short-term basis full-time. We have talked about having a backlog such that you don’t just see long-term issues, but you have short-term — very high short-term utilization rates based on jobs that are available from a permit standpoint, a seasonal issue maybe, whatever the case may be. The ability to keep 16 operating at a very high utilization rate was the key to increasing crew count. Well, the same thing happens in reverse when you’re looking at decreasing crew count. It is not just a long-term demand issue. It is the mix

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Final Transcript
May. 07. 2009 / 10:00AM ET, DWSN — Q2 2009 Dawson Geophysical Earnings Conference Call
of backlog that you have in place that will allow you to maintain a very high utilization rate of your existing crews. And so while we are in this period of soft demand, we are also dealing with the issue as the demand has weakened, the number of available jobs to maintain a very high utilization rate on a day-by-day, week-by-week, quarter-by-quarter, whatever the basis may be of your existing crew count is getting difficult.
And so yes, we are going to have 12 at the beginning of the quarter and we are going to model in 10 at the end of the quarter, but maintaining that very high utilization rate of those 10 to 12 is going to be a factor that, quite honestly, is changing day-to-day and a very fluid situation. So without trying to sound evasive, I would just tell you that I’m not sure just modeling in a straight 10 or 12 is necessarily the right answer.

Marshall Adkins — Raymond James — Analyst
No, that is very helpful because we obviously plug in the utilization rate as well. So what you are saying or what I’m hearing is, we also need to be considering maybe modestly lower utilization than we have been seeing as well?

Steve Jumper — Dawson Geophysical — President & CEO
I would feel comfortable with that, yes. What that number is going to be I cannot tell you.

Marshall Adkins — Raymond James — Analyst
Okay. A couple of more quick ones, and I will let someone else jump in. I assume the reason you are lowering these counts is your order book as we call it or your bidding level or however — backlog, whatever you want to call it is starting to fade. Can you comment on that and the pricing in that order book or backlog?

Steve Jumper — Dawson Geophysical — President & CEO
Order book is not as strong as it has been in the past obviously with the continued reduction in capital spending on behalf of our E&P clients. You know, a good chunk of that — or not a good chunk, but certainly seismic activity is following the same trend that you’re seeing in rig counts and other places.
So backlog is a little bit — or is quite a bit tougher to build than it was certainly six months ago, a year ago. Pricing is competitive. There is no question that the lower 48 is a tough operating environment. I think we are going to see some — continue to see pricing pressure.
In the past, we have talked about pricing pressure being more localized in certain markets of the country, and I think it is more widespread than it has been. But I think we understand that, and I think we will be able to adjust our costs accordingly. We are looking at cost issues all across the board in all phases of our operations. I think the increased channel count that we can provide and the experience that we have and all the services that we can provide in conjunction with just acquiring the data will give us a pretty good competitive advantage. It is not a perfect situation without question, but I think our ability to compete is as strong as it has ever been in the 25 years I have been here.
So I don’t like where we are, but given where we are, I certainly like our position and the things we can do. We are going to be more turnkey-oriented. It gives us a chance to make some adjustments in how we operate potentially, and it gives us the ability to maybe really take advantage of some of these efficiency and productivity issues that we have talked about in the past.

Marshall Adkins — Raymond James — Analyst
Thank you. I will turn it over and re-queue.

Steve Jumper — Dawson Geophysical — President & CEO
Okay.

Operator
Pierre Conner, Capital One.

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Final Transcript
May. 07. 2009 / 10:00AM ET, DWSN — Q2 2009 Dawson Geophysical Earnings Conference Call

Pierre Conner — Capital One — Analyst
Good morning, everybody.

Steve Jumper — Dawson Geophysical — President & CEO
Hey, Pierre.

Pierre Conner — Capital One — Analyst
Hey Steve. Good results on the revenue there and margins. Steve, a couple of quick ones. Channel count, where are you now versus the prior quarter? I know you did not have any additions as you have spoken about below our CapEx, but are you retiring any older channels?

Steve Jumper — Dawson Geophysical — President & CEO
Not at this point.

Pierre Conner — Capital One — Analyst
So we are flat sequentially?

Steve Jumper — Dawson Geophysical — President & CEO
Yes.

Pierre Conner — Capital One — Analyst
Total channels? Okay.

Steve Jumper — Dawson Geophysical — President & CEO
Yes.

Pierre Conner — Capital One — Analyst
The crews that you expect to run off, and it speaks to this issue of margin with mix of reimbursables, where are the additional two that you expect to finish up here in the quarter?

Steve Jumper — Dawson Geophysical — President & CEO
Running off is a strong term.

Pierre Conner — Capital One — Analyst
Okay. Good point.

Decker Dawson — Dawson Geophysical — Chairman & Founder
We did not run them off.

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Final Transcript
May. 07. 2009 / 10:00AM ET, DWSN — Q2 2009 Dawson Geophysical Earnings Conference Call

Pierre Conner — Capital One — Analyst
Right.

Steve Jumper — Dawson Geophysical — President & CEO
You know, our order book is almost a shotgun approach to a US map. They are coming out of service in various places, and we are taking certain equipment down and moving other equipment into other areas. But we are still very active in the Appalachian Basin and Marcellus Clay. We are active in the Haynesville area, still active in the Fayetteville area, still have a little bit in the Barnett to do. And so we are still very active in the shale plays. But we are starting to see some work in South Texas that has kind of come back around and even some parts of West Texas. We have one crew still operating in the Rockies, and certainly I think the Rockies are the most difficult — is the most difficult operating environment right now just because of the economics in that area. But we are seeing some stuff right here in our backyard that we have not seen in quite awhile.
So I cannot specifically say where they are coming out of service, because, as we have talked about in the past, we have never regionalized crew count anyway. We have moved crews anywhere across the country wherever they needed to be, wherever the demand is, and that is really the same position we have now. We have got 10 crews, and we are going to be up and running. They are very mobile, and they will be able to go from the midcontinent southwest part of the US to the northeast, flipflop between dynamite and vibrator energy source units. So we are still maintaining that same flexibility that we have always had. We have just lowered the overall crew count of the Company.

Pierre Conner — Capital One — Analyst
Right. My impression is that the Appalachian crews might involve a large amount of helicopter hours and potentially some West Texas — or I think that is right. Those crews that are maybe more appropriately finishing up their short-term jobs, I guess I’m — (multiple speakers). Bottom line I know we probably had less — we are at the lower end of the past due revenues for this quarter, and then directionally does that continue to go down?

Steve Jumper — Dawson Geophysical — President & CEO
I think that trend continues, yes.

Pierre Conner — Capital One — Analyst
Okay. Because those are higher cost operating areas, therefore that might be (multiple speakers) to the customer I’m talking about.

Steve Jumper — Dawson Geophysical — President & CEO
Yes. I don’t know if the trend is going to go down, but it certainly — I would anticipate it being relatively flat from where it is right now.

Pierre Conner — Capital One — Analyst
Okay. And that is helpful, Steve.

Steve Jumper — Dawson Geophysical — President & CEO
And I do want to comment on this crew reduction issues. We are maintaining all of our key people, and we are maintaining our core staff to respond as we have in years past to changes in demand very quickly. And this is going to back to Marshall’s question earlier about margins. We are going to do some things that invest in our Company long-term, and people, we have talked about this in the past, people are a huge asset to our Company. We recognize that.

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Final Transcript
May. 07. 2009 / 10:00AM ET, DWSN — Q2 2009 Dawson Geophysical Earnings Conference Call
We are going to continue to make those investments and continue to build our strengths for the upcycle when it occurs, and I don’t know when that is going to occur. So we are going to reach a point where costs are going to get somewhat plateaued and will in essence in the short term may have an impact to margin. But that is what you guys are going to call an impact on margin; it is what we are going to call investment in our Company.

Pierre Conner — Capital One — Analyst
Got it. Okay. It is kind of related and it is on the G&A line. As — how variable and maybe Chris can answer — how variable is that G&A of — think about it as a percent of total revs or is it more — bottom line is what is some guidance on G&A for some sequential quarters?

Christina Hagan — Dawson Geophysical — EVP & CFO
You know we don’t give guidance.

Pierre Conner — Capital One — Analyst
I tried.

Christina Hagan — Dawson Geophysical — EVP & CFO
G&A I think is really kind of — it is going to be fairly flat. I mean there is really not a whole lot of variable in G&A.

Pierre Conner — Capital One — Analyst
Okay. That is my thinking. Okay. Then one other big picture back to Steve. So rate of decline, customer cancellations and things like that, you characterize the way we’ve been trying to get the land drillers to do — to speak of inflection points and rates of cancellations, signs of a bottom flattening. Do you from your customer perspective have anybody that has canceled a project coming back to you now and rethinking maybe we could start it up but later? Are you seeing the signs of getting that bottom?

Steve Jumper — Dawson Geophysical — President & CEO
Pierre, we are seeing a mixture of things. We are seeing projects that — you know, there are so many seismic projects that are operated by one group and will have several participants. So we are getting various feedback from our client base, and some of what we are seeing is they will have the desire to do the project. Maybe they will have a requirement to do the project based on some land issues or whatever the case may be, and they may have a partner drop out, or maybe they are trying to sell another part of it.
So the overall feedback that we get is that there’s still a lot of work to do in the lower 48. There is a desire to utilize seismic services all across the lower 48. I think people recognize the value that it brings and the need that they have for this service. Whether or not we are seeing a bottom yet, I don’t have the answer for that. Because as soon as we get one company that may come back and say, you know, we are rethinking this project or we have picked up a partner, we may have someone else say, we don’t know if our partners are still solid. And so I still think we are little cloudy right now.

Pierre Conner — Capital One — Analyst
Okay.

Steve Jumper — Dawson Geophysical — President & CEO
I don’t think the crystal ball, and I have never had a crystal ball that has been very good. You know, I certainly could not predict this coming at all. But I think we are just in a day-to-day operational, week-to-week operational plan to get as much backlog as we can, order book as we can. I

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Final Transcript
May. 07. 2009 / 10:00AM ET, DWSN — Q2 2009 Dawson Geophysical Earnings Conference Call
should not be saying backlog. We are maintaining a lot of relationships. We have got — we’re maintaining all of our offices in Oklahoma City, Denver, Michigan, Houston, Midland. We are still very involved in our client base. We are still doing the things we have always done. That is talk to them about their needs and talk to them about what their desires are and help them find solutions to their problems. And the game really has not changed in the sense that we have always understood that they are cost-sensitive and we have always understood that we have to continue to add value. There is no doubt we have a challenge in front of us, but whether or not the bottom is June or December or who knows, I cannot answer that.

Pierre Conner — Capital One — Analyst
Alright. Well, I appreciate the perspective, though. I will turn it back. Thank you all.

Operator
Veny Aleksandrov, Pritchard Capital.

Veny Aleksandrov — Pritchard Capital — Analyst
Good morning.

Steve Jumper — Dawson Geophysical — President & CEO
Good morning.

Veny Aleksandrov — Pritchard Capital — Analyst
Most of my questions got answered, but I have one left. What is the current split between turnkey and dayrate contracts, and what do you expect it to be at the end of Q3?

Steve Jumper — Dawson Geophysical — President & CEO
I suspect that we are headed more towards a turnkey contract base. The mix right now is geared more towards a turnkey type contract. We are working the way out of some day rate stuff, but I think we will still have areas in place — different markets where there will be some day rate stuff. But I feel turnkey is the way we will be loaded going forward at least in the short term.

Veny Aleksandrov — Pritchard Capital — Analyst
Thank you. That answers my questions.

Steve Jumper — Dawson Geophysical — President & CEO
Okay.

Operator
(Operator Instructions). Cindy Du, Jefferies.

Chase — Jefferies — Analyst
This is Chase for Cindy. The first question about FireFly. Maybe you talked about this earlier, but I jumped on the call a little late. Let’s see, the FireFly project, was it included in the 12 crew count expectations?

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Final Transcript
May. 07. 2009 / 10:00AM ET, DWSN — Q2 2009 Dawson Geophysical Earnings Conference Call

Steve Jumper — Dawson Geophysical — President & CEO
Yes.

Chase — Jefferies — Analyst
It was? Okay. And then how long do you all expect this project to last?

Steve Jumper — Dawson Geophysical — President & CEO
Yet to be determined.

Chase — Jefferies — Analyst
Okay. Alright. Can you give us some direction on the third-party charges? Were the charges in the quarter about the same as a year ago?

Steve Jumper — Dawson Geophysical — President & CEO
They were at the lower end of a normal range, so they were down some from our prior four, five, six quarters.

Chase — Jefferies — Analyst
How do you expect these to trend over the next few quarters?

Steve Jumper — Dawson Geophysical — President & CEO
Lower end of the range. I would suspect at this point on a percentage basis staying about flat with where they are.

Chase — Jefferies — Analyst
Okay. That’s all for me. Thank you.

Steve Jumper — Dawson Geophysical — President & CEO
Thank you.

Operator
Marshall Adkins, Raymond James.

Marshall Adkins — Raymond James — Analyst
You have got a lot of cash sitting on the balance sheet. Given your reduction in CapEx here, it appears at least on our model you’re going to continue building a lot of cash. So are you all planning on starting a bank and making loans or —?

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Final Transcript
May. 07. 2009 / 10:00AM ET, DWSN — Q2 2009 Dawson Geophysical Earnings Conference Call

Steve Jumper — Dawson Geophysical — President & CEO
Well, nobody else will loan money. We may need to. You know, Marshall, that cash balance has grown very rapidly. We have always maintained a pretty high cash balance. I don’t know that we at this point have any comment on what our plans would be, other than our history has been such that cash and a strong balance sheet has allowed us to move on opportunities as they present themselves very, very quickly whether it be operational issues, maintain — we are an operation that can chew up cash very, very quickly just on day-to-day operations, particularly if you end up in some of these high reimbursable areas as Pierre was talking about earlier. And so it allows us a lot of flexibility to move on opportunities as they present themselves. You know, maybe some channels come available. Maybe there are some opportunities out there that we may need to look at, and maybe there are some things that you do on the balance sheet that you look at. I don’t think we are quite in a position to make a comment on what our plans would be other than I think it — you know, it not only puts us in a strong financial position, but a lot of times it helps you on the vendor side as well when you’re able to do some things very, very quickly and maybe do some things with your clients very, very quickly. So right now we are just going to use it as one of our many strengths and watch it closely going forward.

Marshall Adkins — Raymond James — Analyst
Okay. A couple of housekeeping items here. First, you did tell Pierre kind of the SG&A kind of continues to run like it is. But it dropped dramatically over the last several quarters from $1.6 million to $2.1 million to $2.4 million. Should we model the $2.4 million going forward or more like a normalized two or three quarter average of 2, low 2s maybe?

Christina Hagan — Dawson Geophysical — EVP & CFO
Well, we have got a consideration in there that is a little unusual. We do have a bump in our allowance for doubtful accounts. We hope that we don’t have that every quarter. So that was taken into account. So I would not go with that current rate of increase certainly.

Marshall Adkins — Raymond James — Analyst
So more like just $2 million a quarter going forward is just a rough guess?

Christina Hagan — Dawson Geophysical — EVP & CFO
Whatever you want to do. That sounds fine.

Marshall Adkins — Raymond James — Analyst
Thank you. Alright. So other income was also up big in the quarter. What was that?

Christina Hagan — Dawson Geophysical — EVP & CFO
Well, you might remember we had a little issue with a fire last year about March time, and we have worked through our insurance proceeds. So that is coming into play now on the settlement on that fire issue.

Marshall Adkins — Raymond James — Analyst
Very nice. Last question from me. Steve, you did kind of go through some of the regional areas where you are active. But it used to be 10 crews was pretty darn good.

Steve Jumper — Dawson Geophysical — President & CEO
It still is.

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Final Transcript
May. 07. 2009 / 10:00AM ET, DWSN — Q2 2009 Dawson Geophysical Earnings Conference Call

Marshall Adkins — Raymond James — Analyst
Back in the old days. Where are the hottest areas right now? Is it the Marcellus or the Haynesville, or are you still doing the Barnett? Where are kind of the areas that activity seems to be trending towards and away from?

Steve Jumper — Dawson Geophysical — President & CEO
The shale plays are certainly very — still relatively active compared to the rest of the market. The Appalachian Basin is still a fairly strong market. Certainly the Haynesville is one that is continuing to draw some interest. Still active somewhat in the Barnett and Fayetteville areas. The Rockies are probably the most difficult or is the most difficult environment right now. And we are seeing some stuff back in West Texas that we have — West Texas, Eastern New Mexico — that we have not seen in awhile.

Marshall Adkins — Raymond James — Analyst
What is that, oily stuff? What is that?

Steve Jumper — Dawson Geophysical — President & CEO
Yes. And some of that is the small operators that maybe were not doing a whole lot in the last year or two years maybe because costs of services have been so high, and we are seeing costs of services all across the oilfield service segment come down and starting to make things a little more economical. So we are seeing a slight shift into some oily stuff, but it is certainly not huge at this point.

Marshall Adkins — Raymond James — Analyst
Thank you.

Steve Jumper — Dawson Geophysical — President & CEO
You know, Marshall, the real issue that we have got is we are just working very, very diligently and very hard in all markets and trying to find opportunities wherever they may exist. And going back to Pierre’s question earlier, it really is almost like a shotgun approach. You can shoot a shotgun at a map of the US, and that is going to look like our order book at this point. It is pretty scattered.

Operator
There are no further questions in queue.

Steve Jumper — Dawson Geophysical — President & CEO
Okay. Well, Jessica, I appreciate your time. I want to thank everybody for listening into the call.
It is a difficult environment. We are in great shape financially. We have a great position in terms of equipment base and people, as we have talked about in the past, one of the largest assets — certainly the most important asset that we have. We think our people line up across the industry, as well as any company that you can find.
So it is a very difficult environment, but I like our position given where we are. I would particularly like to thank our employees for their continued efforts, our clients for their continued trust, and our shareholders for their continued support. I would make a note that we will be presenting at the EnerCom Conference in London on June 18, and I believe that will be a webcast available on our website. I hope everybody has a great day, and we will look forward to talking to you at the end of the next quarter. Thank you.

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Final Transcript
May. 07. 2009 / 10:00AM ET, DWSN — Q2 2009 Dawson Geophysical Earnings Conference Call

Operator
This concludes today’s conference call. You may now disconnect.

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